                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
                     PINNACLE AIRLINES RELEASES MAY TRAFFIC


MEMPHIS TENN. (JUNE 6TH, 2006) Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp. (NASDAQ: PNCL), today released passenger and traffic levels for May 2006.

During May, Pinnacle transported 796,844 Customers, 11.9% more than the same period last year. Passenger Load Factor was 81.8%, an increase of 9.4 points over May 2005 levels. During the month, Pinnacle flew 460.3 million Available Seat Miles ("ASMs"), an 8.0% reduction when compared to the same period last year. Revenue Passenger Miles ("RPMs") grew 3.8% to 376.4 million.

Pinnacle operated 34,608 block hours in May, 6.5% less than the same period last year. Cycles decreased 2.4% to 21,331. Pinnacle operated 124 regional jets during May 2006, 7.5% less than the 134 in our fleet during in May 2005. We also had a 6.6% reduction in the average length of a Pinnacle flight from 498 to 465 statute miles. The term "block hour" refers to the elapsed time between an aircraft leaving a gate and arriving at a gate, the term "cycle" refers to an aircraft's departure and corresponding arrival.

                                            MAY 2006 TRAFFIC
                               2006                 2005                 CHANGE

PASSENGERS                    796,844              712,112                 11.9%
LOAD FACTOR                     81.8%                72.4%                9.4pts
ASMS (000)                    460,348              500,528                (8.0)%
RPMS (000)                    376,429              362,543                  3.8%
CYCLES                         21,331               21,864                (2.4)%
BLOCK HOURS                    34,608               37,012                (6.5)%

                                       YEAR-TO-DATE 2006 TRAFFIC
                              2006                 2005                  CHANGE
PASSENGERS                  3,561,089            3,029,779                 17.5%
LOAD FACTOR                     75.6%                66.7%                8.9pts
ASMS (000)                  2,254,151            2,266,089                (0.5)%
RPMS (000)                  1,704,401            1,511,292                 12.8%
CYCLES                        103,524               99,566                  4.0%
BLOCK HOURS                   171,182              172,444                (0.7)%


Pinnacle Airlines, Inc. operates under the name Northwest Airlink and provides service to destinations in the United States and Canada. Pinnacle operates an all-jet fleet of 124 Canadair 44 and 50-seat regional jets from Northwest hubs at Detroit, Memphis and Minneapolis - St. Paul, and a focus city at Indianapolis. Pinnacle Airlines maintains its headquarters in Memphis, Tenn., and employs approximately 3,500 People. For further information, please contact Philip Reed, Vice-President, Marketing at 901-348-4257, or visit our web-site at www.nwairlink.com.

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or on line from the Commission. Should one of more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.


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